EMPLOYMENT AGREEMENT

This AGREEMENT is made December __, 2006 between American Basketball Association, Inc., an Indiana Corporation, having its executive offices at 9421 Holliday Drive, Indianapolis, Indiana 46260 (the “Company”) and Thomas E. Doyle (the “Executive”).

RECITALS

WHEREAS, the parties desire to secure the employment of the Executive on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the recitals and the mutual covenants and agreements of the parties set forth in this Agreement, the parties hereby agree as follows:

1.

Employment and term. The Company shall employ The Executive, and The Executive shall serve the Company as its Chief Operating Officer for a term beginning on December ___, 2006 and ending on December 31, 2008.

2.

Duties. The Executive shall serve the Company faithfully and to the best of his ability, devote reasonable time and energy to his employment, and use his best efforts and ability to promote the Company’s interests. This Agreement shall not be construed as preventing the Executive from engaging in or possessing interests in other business ventures of every kind and description for his own account; or from serving as a contractor, employee, director, officer, manager or member in other business ventures of every kind and description for his own account. The Executive also shall serve in one or more of the following capacities: as a director of the Company, if elected by the stockholders. The Executive shall also, subject to the provisions of paragraph 3, perform all duties that the Board of Directors may at any time assign to him.

3.

Responsibilities. Subject to the control of the Board of Directors, The Executive’s area of responsibility shall be that of Chief Operating Officer. The Company shall not assign any duties to The Executive that are inconsistent with those of Chief Operating Officer. The Executive shall be given all executive powers and authority that are reasonably required to enable him to efficiently discharge his duties.

4.

Compensation. The Company shall pay The Executive at an annual salary of $120,000 as compensation for his services during the term of employment.  In addition, the Executive shall receive medical and dental insurance and other fringe benefits provided to full-time, non-union employees of the Company.

5.

Business Expenses.   The Company shall pay or reimburse the Executive for all ordinary and necessary business expenses which the Executive incurs in performing his duties under this Agreement which are integrally and directly related to the performance of the Executive’s duties or which confer a direct or indirect benefit to the Executive so long as reimbursement for such expense is generally available to all employees of the Company on a non-discriminatory basis. Such expenses shall be paid or reimbursed in accordance with the expense reimbursement policies of the Company in effect from time to time.

6.

Termination of Employment

6.1

Termination Due to Death.  If the Executive dies during the Term, this Agreement shall terminate as of the date of the Executive’s death and the Executive’s benefits shall be determined in accordance with the survivor’s benefits, insurance and other applicable programs of the Company then in effect.  Within fifteen (15) days of the Executive’s death, the Company shall pay the Executive’s designee or his estate that portion of his Salary which shall have been earned through the termination date.  In addition, the Company shall pay to the Executive’s estate or his designee the Salary Continuation Benefit (as defined in Section 8.6) for a period equal to the then remaining term of this Agreement.

6.2

Termination Due to Disability.  If the Executive suffers a Disability (as defined in Section 6.7) during the Term, the Company shall have the right to terminate this Agreement by giving the Executive Notice of Termination to which has attached to it a copy of the medical opinion that forms the basis of the determination of Disability.  The Executive’s employment shall terminate at the close of business on the last day of the Notice Period (as defined in Section 6.7).

6.3

Upon the termination of this Agreement because of Disability, the Company shall pay the Executive within fifteen (15) business days of the termination date that portion of his Salary, at the rate then in effect as provided, which shall have been earned through the termination date.  In addition, the Company shall pay to the Executive the Salary Continuation Benefit for a period equal to the then remaining term of this Agreement.

The Company shall provide the Executive with life, medical, dental, accident and disability insurance coverage for the period of time that the Salary Continuation Benefit is in place at the same coverage levels that are in effect as of the termination date.  In lieu of the foregoing insurance coverage benefits, the Company may pay the Executive an amount equal to the Executive’s cost of obtaining comparable coverage.  The Executive shall also be entitled to receive any applicable disability insurance benefits resulting from any insurance or other employee benefit programs of the Company.

6.4

Termination by the Company for “Cause” or by the Executive Without “Good Reason.”  At any time during the Term, the Company may terminate this Agreement for “Cause” as defined in Section 6.7 by giving the Executive a Notice of Termination, which has attached to it copies of the Board determination that forms the basis of the Company’s action.  The Executive’s employment shall terminate at the close of business on the last day of the Notice Period.

At any time during the Term, the Executive may terminate this Agreement without “Good Reason” as defined in Section 6.7 hereof by giving the Board of Directors of the Company a Notice of Termination.  The Executive’s employment by the Company shall terminate at the close of business on the last day of the Notice Period.

Within fifteen (15) business days after such termination date, the Company shall pay the Executive that portion of his Salary, which shall have been earned through the termination date. In addition, the Company shall pay to the Executive the Salary Continuation Benefit for a period equal to the then remaining term of this Agreement.

6.5

Termination by the Company Without “Cause” or by the Executive for “Good Reason.”  At any time during the Term, the Board of Directors of the Company may terminate this Agreement without Cause by giving the Executive a Notice of Termination, and the Executive’s employment by the Company shall terminate at the close of business on the last day of the Notice Period.

At any time during the Term, the Executive may terminate this Agreement with “Good Reason” by giving the Company a Notice of Termination which describes the actions, events or beliefs that form the basis of the Executive’s action.  The Executive’s employment shall terminate at the close of business on the last day of the Notice Period.

Within five (5) business days after such termination date, the Company shall pay to the Executive that portion of his Salary which shall have been earned through the termination date. In addition, the Company shall pay to the Executive the Salary Continuation Benefit for a period equal to the then remaining term of this Agreement.  The Company shall provide the Executive with life, medical, dental, accident and disability insurance coverage for the period of time that the Salary Continuation Benefit is in place at the same coverage levels that are in effect as of the termination date.  In lieu of the foregoing insurance coverage benefits, the Company may pay the Executive an amount equal to the Executive’s cost of obtaining comparable coverage.

6.6

Termination by the Executive Upon Retirement.  At any time during the Term, the Executive may terminate this Agreement by giving the Company Notice of Termination advising the Company that he intends to voluntarily retire in accordance with the Company’s retirement policies on a date specified in the Notice of Termination.  The Executive’s employment shall terminate on the date specified in the Notice of Termination.

Within fifteen (15) business days after such termination date, the company shall pay the Executive that portion of his salary which shall have been earned through the termination date.  In addition, the Company shall pay to the Executive the Salary Continuation Benefit for a period equal to the then remaining term of this Agreement.

6.7

Definitions

6.7.1

“Cause” means (a) the willful and continued failure of the Executive to perform substantially the Executive’s duties owed to the Company after a written demand for substantial performance is delivered to the Executive which specifically identifies the nature of such non-performance, (b) the willful engaging by the Executive in gross misconduct significantly and demonstrably injurious to the Company, or (c) conduct by the Executive in the course of his or his employment which is a felony or fraud that results in material harm to the Company.  No act or omission on the part of the Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Company’s intention to terminate for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors, and (iii) delivery to the Executive of a Notice of Termination from the Board of Directors finding that in the good faith opinion of three-quarters (3/4) of the Board of Directors the Executive was guilty of conduct set forth in clause (a), (b) or (c) above and specifying the particulars thereof in detail.

6.7.2

“Disability” means the inability, in the written opinion of a licensed physician chosen by the Board of Directors, of the Executive, because of injury, illness, disease or bodily or mental infirmity to perform a substantial portion of his ordinary duties and that this condition has existed for at least six months and will more probably than not extend for an additional six months into the future.

6.7.3

“Good Reason” means:

6.7.3.1

without the Executive’s express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive’s position, authority, duties or responsibilities as contemplated by Section 3, (ii) any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, or (iii) any failure by the Company to comply with any of the provisions of Section 4;

6.7.3.2

any requirement for the Executive to relocate outside of the metropolitan area of his current residence or any relocation of the principal executive office of the Company outside of Washington, D.C.; or

6.7.3.3

any breach of any other material provision of this Agreement.

6.7.4

“notice of Termination” means a written notice delivered by one party notifying the other party of the notifying party’s intention to terminate the Executive’s employment pursuant to this Agreement.  A Notice of Termination shall not be effective unless (a) it specifies the specific provision of Section 6 which forms the basis of the proposed termination; (b) sets forth a proposed termination date not less than fifteen (15) calendar days from the sending of the Notice of Termination, and (c) otherwise complies with the requirements of this Agreement.

6.7.5

“Notice Period” means the period between the sending of the Notice of Termination and the proposed termination date set forth in such Notice.

6.7.6

“Salary Continuation Benefit” means an annual amount equal to the sum of:  (a) the highest annualized Salary of the Executive in effect at any time within three (3) years prior to the date of termination. An amount equal to one-twelfth of the Salary Continuation Benefit shall be paid to the Executive or his designee on the first day of each calendar month.

7.

Excess Parachute Payment Provisions

7.1

Additional Payments.  Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) would be subject to the excise tax imposed by Sections 280G and 4999 of the Code, or that any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the “excise Tax”), then the Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount equal to such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes and Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

7.2

Other Provisions.  Notwithstanding the provisions of Section 7.1, all determinations required to be made under this Section 7.2, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment including any determination of the parachute payments under Code Section 280G(b)(2), and the assumptions to be utilized in arriving at such determinations shall be made by a nationally recognized certified public accounting firm that is mutually selected by the Executive and the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any Gross-Up Payment shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination.  Any determination by the Accounting Firm shall be binding upon the Company and the Executive.  As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this Section 7 (the “Underpayment”).  In the event that the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.  The obligations of the parties under this Section 7 shall indefinitely survive the termination of the Executive’s employment with the Company and the termination of this Agreement.

8.

Binding effect. This Agreement shall be binding upon and inure to the benefit of the parties, their respective legal representatives, and any successor of the Company, which shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term “successor” shall include any person, firm, Company or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the Company’s assets or business.

9.

Elective positions. Nothing contained in this Agreement shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors to remove The Executive as Chairman of the Board, President or Chief Executive Officer of the Company, with or without cause. Similarly, nothing in this Agreement shall prevent the Board of Directors from electing or appointing a person other than The Executive as Chairman of the Board, President, or Chief Executive Officer, as provided by law and the Company’s Bylaws.

10.

Review.  The terms of this agreement have been review and approved by a member of the Board of Directors of the Company who is independent under the standards applicable to the Company.

11.

Arbitration. If the parties should disagree as to any matter under this Agreement, the dispute shall be arbitrated in the following manner: The party desiring arbitration shall serve upon the other party, by registered or certified mail, return receipt requested, a written demand that the dispute be submitted to arbitration. Within five days after the service of such demand, each of the parties shall appoint an arbitrator and serve written notice by registered or certified mail, return receipt requested, of the appointment upon the other party. If either party falls within the specified time to appoint an arbitrator and to serve notice of appointment, the other party shall be entitled to appoint both arbitrators. The two arbitrators selected by the parties shall select a third neutral arbitrator. The decision of any two arbitrators in writing under oath shall be binding upon the parties and, unless extended in writing by the parties, such decision shall be made within thirty days following the close of the hearing. Each party shall pay the fees and expenses of the chosen arbitrator, and shall pay one-half of the fees and expenses of the third arbitrator. Except as modified herein, the arbitration law of the State of Indiana shall govern with respect to this Paragraph.

12.

Entire agreement. This Agreement supersedes all other agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.

13.

Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, return receipt requested, postage prepaid, addressed to the Company or The Executive at their last known addresses.

14.

Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

15.

Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

16.

Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

17.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In witness whereof, American Basketball Association, Inc has caused this Agreement to be executed in its corporate name by its President and attested to by its Secretary, who have been thereunto duly authorized, and Thomas E. Doyle has hereunto set his hand and seal, as of the day and year first above written.

Independent Director

__________________

American Basketball Association, Inc

By: _______________________

     Joseph F. Newman, its President

Attest:

By: __________________________

      Richard P. Tinkham, Jr., its Secretary

Thomas E. Doyle

_________________

Thomas E. Doyle